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                                                                    EXHIBIT 12.1

                           THE DETROIT EDISON COMPANY
                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

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
                                                        Twelve Months Ended December 31
                                         --------------------------------------------------------------
(Millions of Dollars)                     2004          2003          2002          2001          2000
                                         ------        ------        ------        ------        ------
EARNINGS:
    Pretax earnings...................   $  214        $  397        $  534        $  320        $  586
    Fixed charges.....................      294           294           322           314           311
                                         ------        ------        ------        ------        ------
NET EARNINGS                             $  508        $  691        $  856        $  634        $  897
                                         ------        ------        ------        ------        ------

FIXED CHARGES:
    Interest expense..................   $  280        $  284        $  319        $  306        $  277
    Adjustments.......................       14            10             3             8            34
                                         ------        ------        ------        ------        ------
FIXED CHARGES                            $  294        $  294        $  322        $  314        $  311
                                         ------        ------        ------        ------        ------

Ratio of earnings to fixed charges         1.73          2.35          2.66          2.02          2.88
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